EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share
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(dollars in thousands, except per share data)                       For the Three                      For the Six
                                                                    Months Ended                      Months Ended
                                                                      June 30,                          June 30,
                                                                2004            2003              2004            2003
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,053          $5,439           $10,419         $10,453

AVERAGE SHARES OUTSTANDING:
Weighted average common shares outstanding                    10,603,510      10,400,673        10,581,879      10,229,595
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BASIC EARNINGS PER SHARE                                           $0.48           $0.52             $0.98           $1.02
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,053          $5,439           $10,419         $10,453

AVERAGE SHARES OUTSTANDING:
Weighted average common shares outstanding                    10,603,510      10,400,673        10,581,879      10,229,595
Net effect of the assumed exercise of stock
     options based on the treasury stock method                  162,779         198,147           205,988         198,625
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          Total weighted average diluted common shares        10,766,289      10,598,820        10,787,867      10,428,220
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DILUTED EARNINGS PER SHARE                                         $0.47           $0.51             $0.97           $1.00
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